UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):           October 20, 2006

BALLY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-4281	88-0104066
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

6601 S. Bermuda Rd.
Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (702) 584-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On October 20, 2006, Bally Technologies, Inc. executed an amendment (the “Amendment”) to its senior loan agreement (the “Loan Agreement”) with Bank of America, N.A., as Administrative Agent under the Loan Agreement, effective as of October 20, 2006.  The Amendment, among other things, (i) extends the due date for the  delivery of the Company’s audited financial statements for the fiscal year ended June 30, 2006, to December 31, 2006, (ii) provides that the Company shall deliver its quarterly reports on Form 10-Q for the Fiscal Quarters ending on September 30, 2005, December 31, 2005 and March 31, 2006 no later than December 31, 2006, (iii) modifies the definition of Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) to exclude up to $10 million of certain cash charges, and (iv) clarifies that the definition of EBITDA includes interest income on trade receivables.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements & Exhibits.

(d) Exhibits

10.1                           Amendment No. 3 dated October 6, 2006 to Loan Agreement, dated as of September 5, 2003 among Bally Technologies, Inc. the various lenders named therein, Bank of America, N.A. as Administrative Agent, CIBC World Markets Corp., as Syndication Agent and Wells Fargo Bank, N.A., as Documentation Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BALLY TECHNOLOGIES, INC.

By:	/s/ Robert C. Caller
Robert C. Caller
Executive Vice President, Chief Financial Officer & Treasurer

Dated: October 24, 2006